UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 7, 2017

Date of report (date of earliest event reported)

LPL Financial Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34963	20-3717839
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

75 State Street

Boston MA 02109

(Address of principal executive offices) (Zip Code)

(617) 423-3644

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01	Regulation FD Disclosure.

On September 7, 2017, LPL Financial Holdings Inc. issued a press release announcing the pricing of add-on senior unsecured notes being issued by its wholly owned subsidiary, LPL Holdings, Inc. (“LPL Holdings”). A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01	Other Events.

On September 7, 2017, LPL Holdings and certain of its subsidiaries entered into a purchase agreement with the representatives of the initial purchasers named therein, relating to the senior notes offering. Pursuant to the purchase agreement, LPL Holdings will issue and sell $400 million aggregate principal amount of senior unsecured notes due 2025 bearing interest at a rate of 5.750% at an issuance price of 103.0% of their aggregate principal amount plus accrued interest from September 15, 2017. The notes will be issued as an add-on to the $500 million aggregate principal amount of 5.750% senior notes due 2025 that were issued by LPL Holdings on March 10, 2017. The add-on notes will carry a yield to worst of 5.115%. The consummation of the notes offering is subject to customary conditions.

LPL Holdings intends to use the net proceeds from the offering of the notes for general corporate purposes, including to pay down $200 million of its term loan B, to fund a contingent payment (if any such amount becomes payable) and other costs in connection with the previously announced acquisition of certain assets and rights from National Planning Holdings, Inc. and its four broker-dealer subsidiaries, and to pay fees and expenses related to the offering of the notes. After giving effect to the intended pay down of a portion of its term loan B, LPL Holdings’ aggregate indebtedness as of June 30, 2017 would have increased by $200 million to approximately $2,400 million.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated September 7, 2017 (“LPL Financial Announces Pricing of Add-On Senior Unsecured Note Offering”)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL FINANCIAL HOLDINGS INC.

By:	/s/ Matthew J. Audette
Name:	Matthew J. Audette
Title:	Chief Financial Officer

Dated: September 7, 2017